INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
 Money Market Portfolio:

We consent to the use of our report included herein dated February 19, 1999 on the financial statements of the Mutual Fund Portfolio, Growth Stock Portfolio, Utilities Stock Portfolio, Bond Portfolio, and Money Market Portfolio as of December 31, 1998 and for the periods indicated therein and to the reference to our firm under the heading "Independent Auditors" in Part B of the Registration Statement.

                                                              KPMG LLP

Columbus, Ohio
April 29, 1999